UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2009

METHODE ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-2816 (Commission File Number)	36-2090085 (IRS Employer Identification No.)

7401 West Wilson Avenue, Chicago, Illinois 60706

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 867-6777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)          Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 23, 2009, the Audit Committee of Methode Electronics, Inc. (the “Company”), concluded that the Company’s unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the period ended November 1, 2008 should no longer be relied upon because of an error in such financial statements.  The error related to unrealized currency exchange losses arising from an inter-company loan between the Company and one of its foreign subsidiaries in conjunction with the acquisition of Hetronic, L.L.C., purchased on September 30, 2008.

The loan amount was $20,858,304.  Due to the U.S. Dollar increasing versus the Euro, from 0.6923 on September 30, 2008 to 0.7850 on November 1, 2008, an unrealized currency loss of $2,463,140 should have been recorded for the second quarter.  The restatement to include this unrecorded currency loss significantly impacts the Company’s previously reported condensed consolidated balance sheet and condensed consolidated statements of income for the three and six months ended November 1, 2008.

The impact of the restatement is discussed in Note 2 of the Company’s Amended Quarterly Report on Form 10-Q/A for the period ended November 1, 2008, also filed today with the Securities and Exchange Commission.  In addition, the Company has amended other effected information in the Form 10-Q/A, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, to address the impact of the restatement.

The Company’s management has assessed the effectiveness of the Company’s internal control over financial reporting in light of the restatement and has determined that the restatement is not indicative of a material weakness, but does constitute a significant deficiency.  The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with Ernst & Young LLP, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METHODE ELECTRONICS, INC.

Date: June 29, 2009	By:	/s/ Douglas A. Koman
Douglas A. Koman
Chief Financial Officer